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                                                               Exhibit (d)(viii)
                                   SCHEDULE D
                       INVESTMENT ADVISORY AGREEMENT FEES

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                               DATE
----                                                               ----
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                             June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab California Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB U.S. TREASURY MONEY FUND                                    June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab U.S Treasury Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                   June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Value Advantage Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                           June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the
Schwab Institutional Advantage Money Fund's average daily
net assets not in excess of $1 billion; thirty-five
one-hundredths of one percent (.35%) of such net assets over
$1 billion but not in excess of $10 billion; thirty-two
one-hundredths of one percent (.32%) of such net assets over
$10 billion but not in excess of $20 billion; thirty
one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven
one-hundredths of one
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
percent (.27%) of such assets over $40 billion.

SCHWAB RETIREMENT MONEY FUND                                        June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB NEW YORK MUNICIPAL MONEY FUND                                June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab New York Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB GOVERNMENT CASH RESERVES FUND                                June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Government Cash Reserves Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                              June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the
Schwab New Jersey Municipal Money Fund's average daily net
assets not in excess of $1 billion; thirty-five
one-hundredths of one percent (.35%) of such net assets over
$1 billion but not in excess of $10 billion; thirty-two
one-hundredths of one percent (.32%) of such net assets over
$10 billion but not in excess of $20 billion; thirty
one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven
one-hundredths of one percent (.27%) of such assets over $40 billion.
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
SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                            June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Pennsylvania Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB FLORIDA MUNICIPAL MONEY FUND                                 June 1, 2001

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Florida Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion but not in excess of $10 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $40 billion.

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND                         April 21, 2003

Thirty-eight one-hundredths of one percent (.38%) of the
Schwab Massachusetts Municipal Money Fund's average daily
net assets not in excess of $1 billion; thirty-five
one-hundredths of one percent (.35%) of such net assets over
$1 billion but not in excess of $10 billion; thirty-two
one-hundredths of one percent (.32%) of such net assets over
$10 billion but not in excess of $20 billion; thirty
one-hundredths of one percent (.30%) of such assets over $20 billion but not in excess of $40 billion; twenty-seven
one-hundredths of one percent (.27%) of such assets over $40 billion.
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                                      THE CHARLES SCHWAB FAMILY OF FUNDS

                                      By:  _____________________
                                           Stephen B. Ward,
                                           Senior Vice President
                                           and Chief Investment Officer

                                      CHARLES SCHWAB & CO., INC.

                                      By:  _____________________
                                           Randall W. Merk,
                                           Executive Vice President

Dated as of April 21, 2003